                          UNITED STATES DISTRICT COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

IN RE PINNACLE HOLDINGS CORP.                           No. 8:01-CV-624-T-27-MSS
SECURITIES LITIGATION
                                     /
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                     STIPULATION AND AGREEMENT OF SETTLEMENT

     This Stipulation and Agreement of Settlement (the "Stipulation") is
submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject
to the approval of the Court, this Stipulation is entered into among Lead
Plaintiffs Carl Overton, Joseph and Anna Fallon, Ariene Jakob, William Meyers,
and Craig Sands, on behalf of themselves and the Class (as hereinafter defined),
Louisiana School Employees' Retirement System, on behalf of itself and the
Section 11 Sub-Class (as hereinafter defined), Defendants Pinnacle Holdings Inc.
("Pinnacle"), Robert Wolsey ("Wolsey"), Steven Day ("Day"), Jeffrey Card
("Card"), Peter O'Brien, Andrew Banks, Peni Garber, Peggy Koenig, and Royce
Yudkoff (collectively, the "Officer and Director Defendants"), Deutsche Bank
Securities, Inc. (originally sued as "Deutsche Bank Alex Brown"), Goldman Sachs
& Co., Merrill Lynch & Company, Raymond James & Associates, Inc., Salomon Smith
Barney, and Banc of America Securities LLC (collectively, the "Underwriter
Defendants") and PricewaterbouseCoopers LLP ("PwC") (Pinnacle, the Officer and
Director Defendants, the Underwriter Defendants, and PwC are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

     WHEREAS:

         A. Beginning on March 23, 2001, six class actions alleging violations of federal securities laws - Foster v. Pinnacle Holdings Inc., et al., Case No.
8:01-CV-624-T-27MSS; Worrall v. Pinnacle Holdings Inc., et al., Case No.
8:01-CV-698-T-27TGW; Troncatty v.

Pinnacle Holdings Inc., et al., Case No. 8:01-CV-749-T-27TBM; Anastasi v.
Pinnacle Holdings Inc., et al., Case No. 8:01-CV-839-T-27TGW; Forney v. Pinnacle
Holdings Inc., et al., Case No. 8:01-CV-902-T-27TGW; and Derogatis v. Pinnacle
Holdings Inc., et al., Case No. 8:01-CV-956T-27TBM - were filed in this Court and were subsequently consolidated under the caption above, and are hereinafter referred to as the "Action";

         B. Plaintiffs have moved for leave to file a Second Consolidated
Amended Complaint (the "Complaint"). The Complaint alleges, among other things, that Pinnacle, the Officer and Director Defendants (other than Card) and the
Underwriter Defendants violated Sections 11 and 15 of the Securities Act of 1933 by disseminating to the public a false and misleading Registration Statement and
Prospectus (collectively the "Prospectus") relating to the January 18, 2000
Offering. The Complaint also alleges that the false and misleading information in the Prospectus caused the price of the stock issued under the Prospectus to be artificially inflated. The Section 11 claims are brought on behalf of a putative Sub-Class consisting of all persons who bought Pinnacle shares on, or traceable to, the January 18, 2000 Offering, and were damaged thereby;

         C. The Complaint also alleges that Pinnacle, Day, Wolsey, Card and PWC
(the "Section 10(b) Defendants") violated Section 10(b) of the Securities
Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, by disseminating false and misleading statements and/or concealing material adverse facts regarding Pinnacle's business operations and financial condition between June
29, 1999 and August 14, 2001, inclusive (the "Class Period"). The Complaint alleges that the false and misleading information caused the price of Pinnacle's common stock to be artificially inflated during the Class Period. The Section
10(b) claims are brought on behalf of a putative Class consisting of all persons who

                                       2

purchased or otherwise acquired Pinnacle's common stock during the Class Period and were damaged thereby. The Complaint also alleges that Day, Wolsey and Card are liable as control persons under Section 20(a) of the Securities Exchange Act of 1934.

         D. Defendants have denied, and continue to deny, each and every claim and contention alleged by plaintiffs in this Action. Defendants have expressly denied, and continue to deny, all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in this Action. Defendants also have denied, and continue to deny, inter alia, the allegations that plaintiffs or the Class have suffered damage, that the price of Pinnacle common stock was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that plaintiffs or the Class were harmed by the conduct alleged in this
Action. This Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have asserted. Nonetheless,
Defendants have concluded that further conduct of this Action would be protracted and expensive, and that it is desirable that this Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this Action.
Defendants have therefore determined that it is desirable and beneficial to them that this Action be settled in the manner and upon the terms and conditions set forth in this Stipulation.

         E. Plaintiffs' Counsel represent that they have conducted an investigation relating to the claims and the underlying events and transactions alleged in the Complaint. Plaintiffs'

                                       3

Counsel represent that they have performed a pre-filing investigation, reviewed and analyzed confirmatory discovery and have researched the applicable law with respect to the claims of Plaintiffs and the Class against the Defendants and the potential defenses thereto. This Stipulation shall not be construed or deemed to be a concession by any Plaintiff of any infirmity in the claims asserted in the
Action;

         F. Plaintiffs, by their counsel, have conducted discussions and arm's length negotiations with counsel for Defendants with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class. A mediation was conducted at which the parties reached the outlines of a settlement.

         G. Plaintiffs' Counsel represent that, based upon their pre-filing investigation, a review and analysis of confirmatory discovery and information learned at the mediation, Plaintiffs' Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and the Class, and in their best interests, and have recommended to lead plaintiffs, and lead plaintiffs have agreed to, settle the claims raised in the
Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Plaintiffs and the members of the
Class will receive from settlement of the Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation; and

         H. Pinnacle has filed a petition under Chapter 11 of Title 11 of the
United States Code, 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code"). On July
30, 2002, the United States Bankruptcy Court for the Southern District of New
York (the "Bankruptcy Court") entered an order (the "Confirmation Order")
confirming the First Amended Plan of Reorganization of

                                       4

Pinnacle Towers III Inc., Pinnacle Holdings Inc., Pinnacle Towers Inc. and
Pinnacle San Antonio LLC, debtors and debtors-in-possession (collectively
"Debtors"), dated June 27, 2002 (the "Plan"). In the Confirmation Order, the
Bankruptcy Court approved the payment by Pinnacle's Directors and Officers'
insurer, Genesis Insurance Company ("Genesis") of $8,200,000 on behalf of
Pinnacle and the Officer and Director Defendants to the plaintiff Class.
Pursuant to the confirmed Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date of the Plan, certain creditors and equity holders of Pinnacle are deemed to have given releases to Pinnacle, the Officer and Director Defendants and PwC of all claims which any of such parties may be entitled to assert based in whole or in part upon any act or omission, transaction or other occurrence taking place on or before the
Confirmation Date in any way relating to the Debtors, their business, their governance, their securities disclosure practices, or the purchase or sale of any of Debtors' debt securities or equity securities. The releases of non-debtor
Defendants under the Plan are contingent on this Settlement becoming effective.

         NOW THEREFORE, without any admission or concession on the part of
Plaintiffs of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of
Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the
Released Parties (as defined below) and all Inter-Defendant Claims (as defined below) as against any

                                       5

Inter-Defendant Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                               CERTAIN DEFINITIONS

     1. As used in this Stipulation, the following terms shall have the following meanings:

          (a) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim and Release form to the Claims Administrator.

          (b) "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

          (c) "Bankruptcy Order" shall have the meaning given that term in paragraph 23(a) hereof.

          (d) "Barred Claims" means any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and Unknown
Claims, that have been or could have been asserted in any forum by the Class
Members, or any of them, or the successors or assigns of any of them, whether directly, indirectly, representative or in any other capacity, against any of the Released Parties, which arise out of, or relate in any way, directly or indirectly, to, or could have been asserted based upon, the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved in, set forth in, referred to, or which relate directly or indirectly to this Securities Action, including, without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty.

                                       6

          (e) "Claims Administrator" means the firm of Gilardi & Co. LLC which shall administer the Settlement.

          (f) "Class" and "Class Members" means, for the purposes of this
Settlement only, all persons who purchased or otherwise acquired the common stock of Pinnacle Holdings Inc. ("Pinnacle") during the period from June 29,
1999 through and including August 14, 2001, including persons who acquired
Pinnacle common stock pursuant to or traceable to the January 18, 2000 Offering.
Excluded from the Class are Defendants in this Action, members of the immediate families (parents, spouses, siblings, and children) of each of the Officer and
Director Defendants, any subsidiary or affiliate of Pinnacle, PwC, or the
Underwriter Defendants and the directors and officers of Pinnacle, PwC, the
Underwriter Defendants or their subsidiaries or affiliates, or any entity in which any excluded person has a controlling interest, and the legal representatives, heirs, successors in interest or assigns of any excluded person. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice. All persons excluded from the Class pursuant to this paragraph are referred to as "Excluded Persons."

          (g) "Class Period" means, for the purposes of the Settlement only, the period of time from June 29, 1999 through and including August 14, 2001.

          (h) "Confirmation Order" has the meaning given that term in paragraph
H of the recitals hereof.

          (i) "Confirmatory Discovery" means any and all documents, transcripts, or other information provided by any Defendant to Plaintiffs' Co-Lead Counsel pursuant to the terms of the parties' Memorandum of Understanding dated as of
May 16, 2002.

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          (j) "Defendants" means Pinnacle, the Officer and Director Defendants, the Underwriter Defendants, and PwC.

          (k) "Defendants' Counsel" means the law firm of Holland & Knight, LLP
("Holland & Knight"), for Defendant Pinnacle, the law firm of Akerman Senterfitt
& Eidson, P.A., for Officer and Director Defendants Robert Wolsey, Steven Day,
Peter O'Brien, Andrew Banks, Peni Garber, Peggy Koenig, and Royce Yudkoff, the
law firm of Foley & Lardner for Officer and Director Defendant Jeffrey Card, the
law firm of Piper Rudnick LLP for the Underwriter Defendants, and the law firm of Wilmer, Cutler & Pickering for Defendant PwC.

          (l) "Escrow Agent" shall have the definition given that term in paragraph 4(a) hereof.

          (m) "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in paragraph 23 below.

          (n) "Excluded Persons" shall have the definition given that term in paragraph 1(f) hereof.

          (o) "Genesis" shall have the definition given that term in paragraph
1(r) hereof.

          (p) "Gross Settlement Fund" shall have the definition given that term in paragraph 4(d) hereof.

          (q) "Individual Defendants" means Robert Wolsey, Steven Day, and
Jeffrey Card.

                                       8

          (r) "Insurer" means Genesis Insurance Company ("Genesis"), the directors and officers liability insurance carrier for Pinnacle and the Officer and Director Defendants.

          (s) "Inter-Defendant Claims" means any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted, directly, indirectly, representatively or in any other capacity, in any forum by any
Inter-Defendant Released Party against any other Inter-Defendant Released Party, which arise out of, or relate in any way, directly or indirectly, to, the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved in, set forth in, referred to, or that relate to Pinnacle and that could have been asserted in this Securities Action, including without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty. "Inter-Defendant
Claims" does not mean and shall not include claims (1) by and between the
Officer and Director Defendants and Pinnacle concerning any SEC investigation, claims unrelated to this Securities Action, and defense costs relating to this
Securities Action; and (2) by Pinnacle or the Officer and Director Defendants
against Genesis.

          (t) "Inter-Defendant Released Parties" means Defendants, their affiliates, representatives, shareholders, creditors, partners, principals, officers, directors, employees, professional advisors, attorneys, agents, successors in interest, including but not limited to a trustee appointed in a chapter 7 or 11 proceeding.

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          (u) "January 18, 2000 Offering" means the offer and sale by Pinnacle of shares of Pinnacle Common Stock pursuant to a registration statement, number
333-94049, filed under the Securities Act of 1933 and declared effective on
January 18, 2000, as amended by a registration statement, number 333-94931, filed under the Securities Act of 1933 and pursuant to Rule 462(b) thereunder.

          (v) "Notice" means the Notice of Pendency of Class Action, Hearing On
Proposed Settlement and Attorneys' Fee Petition and Right to Share in Settlement
Fund, which is to be sent to members of the Class substantially in the form attached hereto as Exhibit 2 to Exhibit A.

          (w) "Notice and Administration Account" has the meaning given that term in paragraph 4(e) hereof.

          (x) "Officer and Director Defendants" means defendants Robert Wolsey,
Steven Day, Jeffrey Card, Peter O'Brien, Andrew Banks, Peni Garber, Peggy
Koenig, and Royce Yudkoff.

          (y) "Order and Final Judgment" means the proposed order to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.

          (z) "Plaintiffs' Counsel" means Plaintiffs' Co-Lead Counsel and all plaintiffs' counsel listed at the end of this Stipulation.

          (aa) "Plaintiffs' Co-Lead Counsel" means the law firms of Milberg
Weiss Bershad Hynes & Lerach LLP ("Milberg Weiss"), and Schiffrin & Barroway,
LLP.

          (bb) "Plan" shall have the definition given that term in paragraph H of the recitals hereof.

                                       10

          (cc) "Preliminary Approval Order" means the proposed order preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit A.

          (dd) "Proof of Claim and Release" means the proposed proof of claim and release to be executed by Class Members substantially in the form attached hereto as Exhibit 1 to Exhibit A.

          (ee) "Publication Notice" means the summary notice of proposed
Settlement and hearing for publication substantially in the form attached hereto as Exhibit 3 to Exhibit A.

          (ff) "PwC" means defendant PricewaterhouseCoopers LLP.

          (gg) "Released Parties" means Defendants, their past or present affiliates, subsidiaries, parents, successors and predecessors, shareholders, creditors, partners, principals, officers, directors, agents, employees, insurers, reinsurers, professional advisors, attorneys, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants.

          (hh) "Section 11 Sub-Class" means, for the purposes of this Settlement only, all persons who acquired Pinnacle common stock pursuant to or traceable to the January 18, 2000 Offering. Excluded from the Section 11 Sub-Class are all persons excluded from the Class, as set forth in paragraph 1(e) hereof.

          (ii) "Settled Claims" means any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or

                                       11

equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in any forum by Class Members, or any of them, or the successors or assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Released Parties, which arise out of, or relate in any way, directly or indirectly, to the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved in, set forth in, referred to, or that could have been asserted in this Securities Action, including without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty, arising out of, based upon or related in any way to the purchase or acquisition of Pinnacle securities by any
Class Member during the Class Period or in the January 18, 2000 Offering.

          (jj) "Settled Defendants' Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors or assigns of any of them against any of the Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action except claims relating to the enforcement of the settlement of the Action.

          (kk) "Settlement" means the settlement contemplated by this
Stipulation.

                                       12

          (ll) "Settlement Fairness Hearing" means the hearing contemplated by paragraph 4 of the Preliminary Order in Connection with Settlement Proceedings, attached hereto as Exhibit A.

          (mm) "Taxes" shall have the definition given that term in paragraph
5(b) hereof.

          (nn) "Termination Notice" shall have the definition given that term in paragraph 24 hereof.

          (oo) "Underwriter Defendants" means Deutsche Bank Securities, Inc.
(originally sued as "Deutsche Bank Alex Brown"), Goldman Sachs & Co., Merrill
Lynch & Company, Raymond James & Associates, Inc., Salomon Smith Barney, and
Banc of America Securities LLC.

          (pp) "Unknown Claims" means any and all Settled Claims, Settled
Defendants' Claims, and Inter-Defendant Claims released pursuant to this
Stipulation that any releasing party does not know or suspect to exist in his, her, or its favor at the time of the release, which, if known by him, her, or it might have affected his, her or its decision(s) with respect to the Stipulation.
With respect to any and all claims released pursuant to this Stipulation, the parties hereto stipulate and agree that upon the Effective Date, the releasing party(ies) shall expressly, and each Class Member shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code Section 1542, which provides:

                                       13

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiffs and Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of claims released pursuant to this Stipulation was separately bargained for and was a material element of this Settlement.

                         SCOPE AND EFFECT OF SETTLEMENT

     2. As set forth in the Order and Final Judgment, the obligations incurred pursuant to this Stipulation shall be in full and final disposition of the
Action and any and all Settled Claims as against all Released Parties, any and all Inter-Defendant Claims as against all Inter-Defendant Released Parties, and any and all Settled Defendants' Claims.

     3. (a) The parties agree to entry of an Order and Final Judgment providing that Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns shall, with respect to each and every Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting all Settled Claims, and shall covenant to refrain from instituting, commencing or prosecuting either directly, indirectly, representatively, or in any other capacity, all Barred Claims against any of the
Released Parties, whether or not such Class Member executes and delivers the
Proof of Claim and Release, or otherwise shares in the Gross Settlement Fund.

        (b) The parties agree to entry of an Order and Final Judgment providing that each of the Defendants, on behalf of themselves and the Released Parties, shall release and forever discharge each and every of the Settled Defendants'
Claims, and shall forever be enjoined from prosecuting the Settled Defendants'
Claims.

                                       14

        (c) The parties agree to entry of an Order and Final Judgment providing that each of the Inter-Defendant Released Parties shall release and forever discharge each and every of the Inter-Defendant Claims, and shall forever be enjoined from prosecuting the Inter-Defendant Claims as against any of the other
Inter-Defendant Released Parties.

        (d) The parties agree to entry of an Order and Final Judgment providing that to the full extent provided by Section 21D(f)(7) of the Securities Exchange
Act of 1934, 15 U.S.C. 78u-4(f)(7), and the common law of the U.S. Court of
Appeals for the Eleventh Circuit, all claims, including, but not limited to, claims for contribution, or equitable indemnification against any party or third person, including but not limited to, any trustee appointed in a Chapter 7 or 11 bankruptcy proceeding, related, directly or indirectly, to the facts of this action shall be barred; provided, however, that the claims excluded from the definition of Inter-Defendant Claims in the last sentence of paragraph 1(s)
hereof shall not be barred.

        (e) The parties shall move the Court to enter an agreed protective order governing the confidentiality of all Confirmatory Discovery.

        (f) The parties shall move the Court to convene the Settlement Fairness
Hearing not sooner than 70 days after entry of the Preliminary Approval Order.

        (g) Pinnacle shall use its best efforts to obtain releases by certain creditor and equity holders of Pinnacle, the Officer and Director Defendants, and PwC, in substantially similar form as that proposed in Pinnacle's Plan of
Reorganization at Article XVI(I), a copy of which is attached to the parties'
Memorandum of Understanding dated as of May 16, 2002. The Confirmation Order specifically approves the releases contained in Article XVI(I) of the Plan.

                                       15

                          THE SETTLEMENT CONSIDERATION

     4. (a) Defendant Pinnacle, and the Officer and Director Defendants have caused Pinnacle's directors and officers liability insurance carrier, Genesis
Insurance Company, to pay, to Plaintiffs and the Class, $8,200,000 (the "Genesis
Cash Settlement Amount") into a joint interest-bearing escrow account (the
"Joint Escrow Account") under the control of Milberg Weiss and Holland & Knight as escrow agents (each referred to as "Escrow Agent," and collectively, "Escrow
Agents"). It is understood that, of such $8.2 million payment, $4.1 million shall be deemed to have been made on behalf of Pinnacle, and $4.1 million shall be deemed to have been made on behalf of the Officer and Director Defendants.

     (b) PwC has paid $2,600,000 (the "PwC Cash Settlement Amount") into the
Joint Escrow Account on behalf of Plaintiffs and the Class.

     (c) The Underwriter Defendants have paid $200,000 (the "Underwriter Cash
Settlement Amount") into the Joint Escrow Account on behalf of Plaintiffs and the Class.

     (d) The Genesis Cash Settlement Amount, the PwC Cash Settlement Amount, the
Underwriter Cash Settlement Amount, and any interest earned thereon shall be the
"Gross Settlement Fund."

     (e) Upon satisfaction of the conditions set forth in paragraphs 23(a) and
23(b) hereof, $100,000 of the Gross Settlement Fund shall be transferred from the Joint Escrow Account into a separate money market account with a U.S. bank under the control of Plaintiffs' Co-Lead Counsel (the "Notice and Administration
Account") to be used solely for paying the cost of notice to the Class and the administration of the claims submitted pursuant to the Order and Final Judgment
Approving Settlement to be entered by the District Court.

                                       16

Only the unused portion, if any, of the foregoing administration and costs fund shall be refundable to the Joint Escrow Account. In the event that the costs of notice to the Class and the administration of claims exceed $100,000, Plaintiffs and the Class shall be solely responsible for such excess costs.

     5. The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the attorneys' fee and expense award referred to in paragraph 8 hereof, and (ii) any remaining administration expenses referred to in paragraph 9 hereof. The balance of the Gross Settlement
Fund after the above payments shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants as provided in paragraphs 10 to 12 hereof. All funds held by the Escrow Agent(s) shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the persons paying the same pursuant to this Stipulation and/or further order of the Court.
The Escrow Agent(s) shall invest any funds in excess of $100,000 in short term
United States Treasury Securities or securities backed by the full faith and credit of the United States government or fully insured by the U.S. government or an agency thereof, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest bearing bank account insured by the FDIC. The parties hereto agree that the Gross Settlement Fund is intended to be a Qualified Settlement
Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that Milberg
Weiss, as administrator of the Gross Settlement Fund within the meaning of
Treasury Regulation ss. 1.468B-2(k)(3), shall be responsible for filing tax returns for the Gross Settlement Fund and paying from the Gross Settlement Fund any Taxes owed with respect to the Gross Settlement Fund. Counsel for

                                       17

Defendants agree to provide promptly to the Escrow Agent(s) the statement described in Treasury Regulation ss. 1.468B-3(e). After the Effective Date,
Holland & Knight shall resign as Escrow Agent and administrator and Milberg
Weiss shall act as sole Escrow Agent and administrator, and Holland & Knight shall have no further responsibility for any of the matters discussed in this paragraph 5.

     (b) All (i) taxes on the income of the Gross Settlement Fund and (ii)
expenses and costs incurred in connection with the taxation of the Gross
Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Gross Settlement
Fund, shall be considered to be a cost of administration of the settlement and shall be timely paid by the Escrow Agent(s) without prior Order of the Court. In all events Defendants and their counsel shall have no liability or responsibility for the Taxes. The Gross Settlement Fund shall indemnify and hold each of the Defendants and Defendants' counsel harmless for Taxes (including, without limitation, Taxes payable by reason of any such indemnification).
Further, Taxes shall be treated as, and considered to be, a cost of administration of the Gross Settlement Fund and shall be timely paid by the
Escrow Agent(s) out of the Gross Settlement Fund without prior order from the
Court and the Escrow Agent(s) shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes (as well as any amounts that may be required to be withheld under Treas. Reg. Sec. 1.468B-2(1)(2)); neither Defendants nor their counsel are responsible nor shall they have any liability therefor.

                                 ADMINISTRATION

     6. The Claims Administrator shall administer the Settlement under
Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the
Court. Except as stated

                                       18

in paragraph 14 hereof, Defendants shall have no responsibility for the administration of the Settlement and shall have no liability to the Class in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms. Pinnacle shall provide without charge all information from
Pinnacle's transfer records concerning the identity of Class Members and their transactions.

     7. Without further approval from the Defendants or the Court, Plaintiffs'
Co-Lead Counsel may pay from the Notice and Administration Account the reasonable costs and expenses associated with the administration of the
Settlement, including without limitation, the costs of identifying members of the Class and effecting mail notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims.

                          ATTORNEYS' FEES AND EXPENSES

     8. Plaintiffs' Counsel will apply to the Court for an award from the Gross
Settlement Fund of attorneys' fees not to exceed one-third (33?%) of the Gross
Settlement Fund and reimbursement of expenses, plus interest on such expenses at the same net rate as is earned by the Gross Settlement Fund from the date of funding to the date of payment. Such attorneys' fees, expenses, and interest as are awarded by the Court shall be payable from the Gross Settlement Fund to
Plaintiffs' Counsel upon the Effective Date, subject to Plaintiffs' Counsel's obligation to make appropriate refunds or repayments to the Gross Settlement
Fund plus accrued interest at the same net rate as is earned by the Gross
Settlement Fund, if

                                       19

and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed. The procedure for and the allowance or disallowance by the Court of any application by Plaintiffs' Co-Lead Counsel for attorneys' fees and expenses, including the fees and expenses of experts and consultants, to be paid from the Gross
Settlement Fund, are not part of the Settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness, and adequacy of the Settlement, and any order proceedings relating to any fee and expense application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the
Order and Final Judgment. The Released Parties shall have no involvement in, nor responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiffs' Counsel, or any other counsel, expert or consultant and/or any other person who may assert some claim thereto, of any fee and expense award that the Court may make in this Action.

                            ADMINISTRATION EXPENSES

     9. Plaintiffs' Counsel will apply to the Court, on notice to Defendants'
Counsel, for an order (the "Class Distribution Order") approving the Claims
Administrator's administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims
Administrator, and, if the Effective Date has occurred, directing payment of the
Net Settlement Fund to Authorized Claimants.

                      DISTRIBUTION TO AUTHORIZED CLAIMANTS

     10. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the "Net Settlement Fund" based upon each Authorized Claimant's
Recognized

                                       20

Claim (as defined in the Plan of Allocation described in the Notice annexed hereto as Exhibit 2 to Exhibit A, or in such other Plan of Allocation as the
Court approves).

     11. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that that Plan of Allocation be approved.

     12. Each Authorized Claimant shall be allocated a pro rata share of the Net
Settlement Fund based on his or her Recognized Claim compared to the total
Recognized Claims of all accepted claimants. This is not a claims-made settlement. The Defendants shall not be entitled to get back any of the settlement monies once the Settlement becomes final. The Defendants shall have no involvement in reviewing or challenging claims.

                        ADMINISTRATION OF THE SETTLEMENT

     13. Any member of the Class who does not submit a valid Proof of Claim and
Release will not be entitled to receive any of the proceeds from the Net
Settlement Fund but will otherwise be bound by all of the terms of this
Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled
Claims as provided herein..

     14. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to pay the Cash Settlement
Amount, and Pinnacle's obligation to cooperate in the production of information, without charge to any party, with respect to the identification of Class Members from Pinnacle's shareholder transfer records, as provided herein, Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement

                                       21

Fund. Plaintiffs' Co-Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.

     15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

          (a) Each Class Member shall be required to submit a Proof of Claim and
Release (see attached Exhibit 1 to Exhibit A), supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

          (b) All Proofs of Claim must be submitted by the date specified in the
Notice unless such period is extended by Order of the Court. Any Class Member who fails to submit a Proof of Claim and Release by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later submitted Proof of Claim and Release by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled
Claims as provided herein. Provided that it is received before the motion for the Class Distribution Order is filed, a Proof of Claim and Release shall be deemed to have been submitted when posted, if received with a postmark indicated
on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim and
Release shall be deemed to have been submitted when actually received by the
Claims Administrator;

                                       22

          (c) Each Proof of Claim and Release shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead
Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;

          (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim and Release, the Claims
Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proofs of Claim and Releases submitted. The Claims
Administrator, under supervision of Plaintiffs' Co-Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below;

          (e) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court; and

          (f) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to
Defendants' Counsel, for approval by the Court in the Class Distribution Order.

                                       23

     16. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim.

     17. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Order and Final
Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims as provided herein.

     18. All proceedings with respect to the administration, processing and determination of claims described by paragraph 15 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

     19. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after: (i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has

                                       24

expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired; and (iv) all costs of administration have been paid.

                       TERMS OF PRELIMINARY APPROVAL ORDER

     20. Promptly after this Stipulation has been fully executed, Plaintiffs'
Co-Lead Counsel and Defendants' Counsel jointly shall apply to the Court for entry of a Preliminary Approval Order, substantially in the form annexed hereto as Exhibit A. After entry of such order, Plaintiffs' Co-Lead Counsel shall promptly cause to be published and mailed the Publication Notice and Notice annexed hereto as Exhibits 3 and 2 to Exhibit A, respectively.

                        TERMS OF ORDER AND FINAL JUDGMENT

     21. If the Settlement contemplated by this Stipulation is approved by the
Court, Plaintiffs' Co-Lead Counsel and Defendants' Counsel jointly shall promptly request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

                             SUPPLEMENTAL AGREEMENT

     22. Simultaneously herewith, Plaintiffs' Co-Lead Counsel and Defendants'
Counsel are executing a "Supplemental Agreement" setting forth certain conditions under which this Stipulation may be withdrawn or terminated by
Defendants if potential Class Members who purchased in excess of a certain number of shares of Pinnacle common stock traded during the Class Period exclude themselves from the Class. The Supplemental Agreement shall not be filed prior to the Settlement Fairness Hearing unless a dispute arises as to its terms. In the event of a withdrawal by any Defendant(s) from this Stipulation pursuant to the Supplemental Agreement, all other parties shall have the right to withdraw from this Stipulation during the period beginning five (5) calendar days after the first such

                                       25

withdrawal and ending twenty (20) calendar days after the first such withdrawal, in accordance with the terms of the Supplemental Agreement. In the event that either (a) Plaintiffs' Co-Lead Counsel or (b) all Defendants withdraw from the
Stipulation pursuant to the Supplemental Agreement, and such withdrawals are not nullified pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect, except that the provisions of paragraphs 25 and 26 hereof shall apply. Notwithstanding the foregoing, the
Stipulation shall not become null and void as a result of the election by any
Defendant(s) to exercise his, her, its, or their option to withdraw from the
Stipulation pursuant to the Supplemental Agreement until all conditions set forth in the Supplemental Agreement have been satisfied. Copies of all requests for exclusion received, together with copies of all written revocations of requests for exclusion, shall be delivered to all Defendants' counsel within three (3) business days of receipt by Plaintiffs' Co-Lead Counsel and in no event later than twenty-seven (27) business days before the Court conducts a hearing to approve the Settlement.

               EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

     23. The Effective Date of Settlement shall be the date when all the following shall have occurred:

(a) entry by the United States Bankruptcy Court having jurisdiction over the bankruptcy of Pinnacle (the "Bankruptcy Court") of a final order approving the payment by Genesis of the $8.2 million payment referenced in paragraph 4(a)
hereof (the "Bankruptcy Order"), and the expiration of any time for appeal or review of the Bankruptcy Order, or, if any appeal is filed and not dismissed, after the Bankruptcy Order is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari;

                                       26

          (b) entry of the Preliminary Approval Order in all material respects in the form annexed hereto as Exhibit A;

          (c) approval by the Court of the Settlement, following notice to the
Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil
Procedure;

          (d) entry by the Court of an Order and Final Judgment, in all material respects in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative
Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

     24. Either (a) Plaintiffs' Co-Lead Counsel, (b) Pinnacle and the Officer
and Director Defendants acting as a group, (c) PwC, or (d) the Underwriter
Defendants acting as a group, shall have the right to terminate the Settlement and this Stipulation by providing written notice of its or their election to do so ("Termination Notice") to all other parties hereto within thirty (30) days after: 1) the refusal by the Bankruptcy Court to enter the Bankruptcy Order in any material respect; 2) the Court's refusal to enter the Preliminary Approval
Order in any material respect; 3) the Court's refusal to approve this
Stipulation in any material respect; 4) the Court's refusal to enter the Order and Final Judgment in any material respect; 5) the date upon which the Order and
Final Judgment is modified or reversed in any material respect by the Court of
Appeals or the Supreme Court; or 6) the date upon which an Alternative Judgment is modified or reversed in any material respect by the

                                       27

Court of Appeals or the Supreme Court. In the event that any party provides a
Termination Notice pursuant to this paragraph, all other parties shall have the right to withdraw from this Stipulation within 30 calendar days of the first
Termination Notice. In the event that either (x) Plaintiffs' Co-Lead Counsel or
(y) all Defendants withdraw from the Stipulation pursuant to this paragraph, this Stipulation shall become null and void and of no further force and effect, except that the provisions of paragraphs 25 and 26 hereof shall apply.

     25. Except as otherwise provided herein, in the event the Settlement is terminated pursuant to paragraphs 22 or 24 hereof, then the parties to this
Stipulation shall be deemed to have reverted to their respective status in the
Action immediately prior to execution of the parties' Memorandum of
Understanding as of May 16, 2002 and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and any portion of the Gross Settlement Fund previously paid by Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Notice and Administration
Account pursuant to paragraph 4(e) hereof, shall be returned directly to the persons paying the same in proportion to the amounts paid within 15 business days of termination of the settlement.

                           NO ADMISSION OF WRONGDOING

     26. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

          (a) shall not be offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that has been or could have been asserted in the Action or in any litigation, or

                                       28

the deficiency of any defense that has been or could have been asserted in the
Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

          (b) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

          (c) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission that the Class may be certified;

          (d) shall not be offered or received against the Defendants or against the Plaintiffs or the Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this
Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

          (e) shall not be construed against the Defendants or the Plaintiffs and the Class as an admission, evidence, or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial;

          (f) shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Class or any of them that any of their claims are without merit or that damages recoverable under the
Complaint would not have exceeded the Gross Settlement Fund; and

                                       29

          (g) Any Defendant(s) may file the Stipulation and/or the Order and
Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

                            MISCELLANEOUS PROVISIONS

     27. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

     28. Each Defendant (other than Pinnacle) warrants as to himself, herself or itself that, as to the payments made by or on behalf of him, her or it, at the time of such payment that the Defendant made or caused to be made pursuant to paragraph 4 above, he, she or it was not insolvent nor did nor will the payment required to be made by or on behalf of him, her or it render such Defendant insolvent within the meaning of and/or for the purposes of the United States
Bankruptcy Code, including ss.ss. 101 and 547 thereof. This warranty is made by each such Defendant and not by such Defendant's Counsel.

     29. Neither lead plaintiffs nor Plaintiffs' Counsel shall issue any press release or make, directly or indirectly, any statement to the public at large that disparages Pinnacle, the Officer and Director Defendants, PwC, or the
Underwriter Defendants. This provision shall not apply to lead plaintiffs' court filings in support of the proposed Settlement, and shall be of no further force or effect if the Settlement is terminated pursuant to paragraphs 22 or 24 hereof.

     30. If a case is commenced in respect of any Defendant, including Pinnacle
(or any insurer contributing funds to the Cash Settlement Amount on behalf of any Defendant) under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is

                                       30

appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the
Gross Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction, and any portion thereof is so returned prior to the Effective Date, and such amount is not promptly deposited to the Gross Settlement Fund by others, then, at the election of Plaintiffs' Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and the Order and Final Judgment entered pursuant to this Stipulation, and the parties shall be restored to their respective positions in the litigation prior to execution of the parties' Memorandum of Understanding as of May 16, 2002, and any cash amounts in the Gross Settlement Fund shall be returned as provided in paragraph
25 above.

     31. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the
Class Members against the Released Parties with respect to the Settled Claims.
Accordingly, Plaintiffs and Defendants agree not to assert in any forum that the litigation was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

                                       31

     32. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

     33. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

     34. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiffs' Counsel and enforcing the terms of this Stipulation.

     35. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

     36. This Stipulation and its exhibits, the Supplemental Agreement, the
Escrow Agreement between Milberg Weiss Bershad Hynes & Lerach LLP and Holland &
Knight, LLP, and the Settlement Agreement and Release dated as of June 6, 2002 between Genesis, Pinnacle, and the Officer and Director Defendants constitute the entire agreement among the parties hereto concerning the Settlement of the
Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits and the Supplemental
Agreement other than those contained and memorialized in such documents.

     37. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.

     38. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

                                       32

     39. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Florida without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

     40. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

     41. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the
Stipulation to effectuate its terms.

     42. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval
Order, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court of the Settlement.

                                       33

DATED: September 19, 2002

                                 MILBERG WEISS BERSHAD
                                 HYNES & LERACH LLP

                                 By:/s/ Kenneth J. Vianale
                                    --------------------------------
                                    Kenneth J. Vianale
                                    R. Timothy Vannatta
                                 The Plaza
                                 5355 Town Center Road, Suite 900
                                 Boca Raton, Florida  33486
                                 Telephone:  (561) 361-5000
                                 Facsimile:  (561) 367-8400

                                 CO-LEAD COUNSEL FOR PLAINTIFFS

                                 SCHIFFRIN & BARROWAY, LLP

                                 By:/s/ David Kessler
                                    --------------------------------
                                    David Kessler
                                    Marc I. Willner
                                 Three Bala Plaza East, Suite 400
                                 Bala Cynwyd, Pennsylvania 19004
                                 Telephone: (610) 667-7706
                                 Facsimile: (610) 667-7056

                                 CO-LEAD COUNSEL FOR PLAINTIFFS

                                 HOLLAND & KNIGHT, LLP

                                 By:/s/ Tracy A. Nichols
                                    --------------------------------
                                    Tracy A. Nichols
                                 701 Brickell Avenue, Suite 3000
                                 Miami, Florida  33131
                                 Telephone: (305) 374-8500
                                 Facsimile: (305) 789-7799

                                 COUNSEL FOR DEFENDANT PINNACLE HOLDINGS,
                                   CORP.

                                 By:/s/ Stanley Wakshlag
                                    --------------------------------
                                    Stanley Wakshlag
                                    Brian P. Miller
                                 One Southeast Third Avenue
                                 28th Floor
                                 Miami, Florida  33131
                                 Telephone: (305) 374-5600
                                 Facsimile: (305) 374-5095

                                 COUNSEL FOR THE DEFENDANTS ROBERT WOLSEY,
                                   STEVEN DAY, PETER O'BRIEN, ANDREW BANKS,
                                   PENI GARBER, PEGGY KOENIG, ROYCE YUDKOFF

                                 FOLEY & LARDNER

                                 By:/s/ Richard S. Davis
                                    --------------------------------
                                    Richard S. Davis
                                    Kenneth B. Winer
                                 Phillips Point West Tower
                                 777 South Flagler Drive
                                 Suite 901
                                 West Palm Beach, Florida  33401-6163
                                 Telephone: (561) 655-5050
                                 Facsimile: (561) 655-6925

                                 COUNSEL FOR JEFFREY J. CARD

                                 WILMER, CUTLER & PICKERING

                                 By:/s/ Andrew B. Weissman
                                    --------------------------------
                                    Andrew B. Weissman
                                    Joseph K. Brenner
                                 2445 M Street, N.W.
                                 Washington, D.C. 20037-1420
                                 Telephone: (202) 663-6000
                                 Facsimile: (202) 663-6363

                                 COUNSEL FOR PRICEWATERHOUSECOOPERS LLP

                                 AKERMAN SENTERFITT & EIDSON, P.A.

                                 By:/s/ Stanley Wakshlag
                                    --------------------------------
                                    Stanley Wakshlag
                                    Brian P. Miller
                                 One Southeast Third Avenue
                                 28th Floor Miami, Florida 33131
                                 Telephone: (305) 374-5600
                                 Facsimile: (305) 374-5095

                                 COUNSEL FOR THE DEFENDANTS ROBERT WOLSEY,
                                   STEVEN DAY, PETER O'BRIEN, ANDREW BANKS,
                                     PENI GARBER, PEGGY KOENIG, ROYCE
                                     YUDKOFF

                                FOLEY & LARDNER

                                By:/s/ Richard S. Davis
                                   --------------------------------
                                   Richard S. Davis
                                   Kenneth B. Winer
                                Phillips Point West Tower
                                777 South Flagler Drive
                                Suite 901
                                West Palm Beach, Florida  33401-6163
                                Telephone:  (561) 655-5050
                                Facsimile: (561) 655-6925

                                COUNSEL FOR JEFFREY J. CARD

                                WILMER, CUTLER & PICKERING

                                By:/s/ Andrew B. Weissman
                                   --------------------------------
                                   Andrew B. Weissman
                                   Joseph K. Brenner
                                2445 M Street, N.W.
                                Washington, D.C. 20037-1420
                                Telephone: (202) 663-6000
                                Facsimile: (202) 663-6363

                                COUNSEL FOR PRICEWATERHOUSECOOPERS LLP

                                PIPER RUDNICK LLP

                                By:/s/ James D. Mathias
                                   --------------------------------
                                   James D. Mathias
                                6225 Smith Avenue
                                Baltimore, Maryland 21209
                                Telephone: (410) 580-3000
                                Facsimile: (410) 580-3001

                                COUNSEL FOR THE UNDERWRITER DEFENDANTS

                                     - and -

                                BERNSTEIN LITOWITZ BERGER &
                                 GROSSMANN LLP
                                Douglas M. McKeigh
                                1285 Avenue of the Americas
                                33rd Floor
                                New York, New York  10019
                                Tel:  (212) 554-1400
                                Fax:  (212) 554-1444

                                COUNSEL FOR PLAINTIFF LOUISIANA SCHOOL
                                 EMPLOYEES' RETIREMENT SYSTEM

                                CAULEY GELLER BOWMAN
                                  & COATES, LLP
                                Howard K. Coates, Jr.
                                Jack Reise
                                2255 Glades Road, Suite 421A
                                Boca Raton, Florida  33431
                                Tel:  (561) 750-3000
                                Fax:  (561) 750-3364

                                WOLF HALDENSTEIN ADLER
                                  FREEMAN & HERZ LLP
                                Fred Taylor Isquith
                                Gregory M. Nespole
                                270 Madison Avenue
                                New York, New York  10016
                                Tel:  (212) 545-4600
                                Fax:  (212) 545-4653

                                LAW OFFICES OF CHARLES J. PIVEN,
                                  P.A.
                                Charles J. Piven
                                The World Trade Center - Baltimore
                                Suite 2525
                                401 East Pratt Street
                                Baltimore, Maryland  21202
                                Tel:  (410) 332-0030

                                LAW OFFICES OF MARC S. HENZEL
                                Marc S. Henzel
                                210 West Washington Square, Third Floor
                                Philadelphia, Pennsylvania  19106-3514
                                Tel:  (215)625-9999
                                Fax:  (215)440-9475

                                LAW OFFICES OF BERNARD M. GROSS,
                                  P.C.
                                Deborah R. Gross
                                1500 Walnut Street, 6th Floor
                                Philadelphia, Pennsylvania  19102
                                Tel:  (215) 561-3600
                                Fax:  (215) 561-3000

                                LAW OFFICES OF LEO W. DESMOND
                                Leo W. Desmond
                                2161 Palm Beach Lakes Boulevard
                                Suite 204
                                West Palm Beach, Florida  33409
                                Tel:  (561) 712-8000
                                Fax:  (561) 712-8002

                                ADDITIONAL PLAINTIFFS' COUNSEL

                             CERTIFICATE OF SERVICE

     I HEREBY CERTIFY that a true and correct copy of the foregoing was furnished by Federal Express Mail this 23rd day of September, 2002, to the following:

HOLLAND & KNIGHT LLP                                       PIPER MARBURY RUDNICK
Tracy Nichols                                                & WOLF, LLP
Dwayne Williams                                            Ronald S. Holliday
701 Brickell Avenue, Suite 3000                            Christian C. Burden
Miami, Florida  33131                                      101 East Kennedy Boulevard
                                                           Suite 2000
ATTORNEYS FOR DEFENDANT PINNACLE                           Tampa, Florida  33602
  HOLDINGS, INC.
                                                           PIPER MARBURY RUDNICK
AKERMAN, SENTERFITT                                          & WOLF, LLP
  & EIDSON, P.A.                                           David Clarke, Jr.
Stanley H. Wakshlag                                        1200 Nineteenth Street, N.W
Brian Miller                                               Washington, D.C.  20036-2412
SunTrust International Center
One Southeast 3rd Avenue, 28th Floor                       PIPER MARBURY RUDNICK
Miami, Florida  33131-1704                                   & WOLF, LLP
                                                           James D. Mathias
ATTORNEYS FOR DEFENDANTS STEVEN R. DAY                     6225 Smith Avenue
  AND ROBERT WOLSEY, PETER O'BRIEN,                        Baltimore, Maryland  21209-3600
  ANDREW BANKS, PENI GARBER, PEGGY
  KOENIG AND ROYCE YUDKOFF                                 PIPER MARBURY RUDNICK
                                                            & WOLF, LLP
FOLEY & LARDNER                                            Bruce T. Carton
Richard S. Davis                                           1775 Wiehle Avenue
777 South Flagler Drive                                    Suite 400
Suite 901 - West Tower                                     Reston, Virginia  20190
West Palm Beach, Florida  33401
    and                                                    ATTORNEYS FOR UNDERWRITER DEFENDANTS
FOLEY & LARDNER
Kenneth B. Winer                                           WILMER, CUTLER & PICKERING
Samuel J. Winer                                            Andrew B. Weissman
3000 K Street, N.W.                                        2445 M. Street, N.W.
Suite 500                                                  Washington, D.C.  20037-1420
Washington, D.C.  20007
                                                           COUNSEL FOR PRICEWATERHOUSECOOPERS
ATTORNEYS FOR DEFENDANT JEFFREY J. CARD

                           --------------------------
                               R. Timothy Vannatta

                          UNITED STATES DISTRICT COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

IN RE PINNACLE HOLDINGS CORP.                           No. 8:01-CV-624-T-27-MSS
SECURITIES LITIGATION
                                     /
------------------------------------

                            ORDER AND FINAL JUDGMENT

         On the 17th day of January, 2003, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement filed September 24, 2002, (the "Stipulation") are fair, reasonable and adequate for the settlement of all claims asserted by the
Class against the Defendants in this Action, including the release of the
Defendants and the Released Parties, and should be approved; (2) whether judgment should be entered dismissing this Action on the merits and with prejudice in favor of the Defendants and as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3)
whether to approve the Plan of Allocation as a fair and reasonable method to allocate the settlement proceeds among the members of the Class; and (4) whether and in what amount to award Plaintiffs' Counsel fees and reimbursement of expenses. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased or otherwise acquired the common stock of Pinnacle
Holdings Inc. ("Pinnacle") during the period from June 29, 1999 through and including August 14, 2001 (the "Class Period"), including persons who acquired
Pinnacle common stock pursuant to or traceable to the January 18, 2000 Offering, except those persons or entities excluded from the definition of the Class, as shown by the records of Pinnacle's transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form

                                       34

approved by the Court was published in the October 24, 2002 national edition of
The Wall Street Journal pursuant to the specifications of the Court; and the
Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

     1. The Court has jurisdiction over the subject matter of the Action, the
Plaintiffs, all Class Members, and the Defendants.

     2. The Court finds that, for the purposes of the Settlement, the prerequisites for a class action under Fed. R. Civ. P. 23(a) and (b)(3) have been satisfied in that: (1) the number of members of both the Class and the
Section 11 Sub-Class are so numerous that joinder of all members thereof is impracticable; (2) there are questions of law and fact common to the Class, and there are questions of law and fact common to the Section 11 Sub-Class; (3) the claims of the named representatives are typical of the claims of the Class they seek to represent and the claims of the named representative of the Section 11
Sub-Class are typical of the claims of the Class it seeks to represent; (4) the
Plaintiffs will fairly and adequately represent the interests of the Class and the Section 11 Sub-Class; (5) the questions of law and fact common to the members of the Class predominate over any questions affecting only individual members of the Class, and the questions of law and fact common to the members of the Section 11 Sub-Class predominate over any questions affecting only individual members of the Section 11 Sub-Class; and (6) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering (i) the interest of the members of the Class in individually controlling the prosecution of the separate actions,

                                       2

(ii) the extent and nature of any litigation concerning the controversy already commenced by members of the Class, (iii) the desirability or undesirability of continuing the litigation of these claims, and (iv) the difficulties likely to be encountered in the management of the action.

     3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure and for the
purposes of the Settlement, this Court hereby certifies this action as a class action on behalf of all persons who purchased or otherwise acquired the common stock of Pinnacle during the Class Period, including persons who acquired
Pinnacle common stock pursuant to or traceable to the January 18, 2000 Offering.
Excluded from the Class are Defendants in this Action, members of the immediate families (parents, spouses, siblings, and children) of Robert Wolsey ("Wolsey"),
Steven Day ("Day"), Jeffrey Card ("Card") (together the "Individual Defendants")
or Peter O'Brien, Andrew Banks, Peni Garber, Peggy Koenig, and Royce Yudkoff
(collectively with the Individual Defendants, the "Officer and Director
Defendants"), any subsidiary or affiliate of Pinnacle, Deutsche Bank Securities,
Inc. (originally sued as "Deutsche Bank Alex Brown"), Goldman Sachs & Co.,
Merrill Lynch & Company, Raymond James & Associates, Inc., Salomon Smith Barney,
and Banc of America Securities LLC (collectively, the "Underwriter Defendants")
and PricewaterhouseCoopers LLP ("PwC") and the directors and officers of
Pinnacle, PwC, the Underwriter Defendants or their subsidiaries or affiliates, or any entity in which any excluded person has a controlling interest, and the legal representatives, heirs, successors in interest or assigns of any excluded person. Also excluded from the Class are the persons and/or entities who requested exclusion from the Class as listed on Exhibit A annexed hereto. For the purposes of the settlement only, a Sub-Class (the "Section 11 Sub-Class")
is also certified consisting of all

                                       3

persons who acquired Pinnacle common stock pursuant to or traceable to the
January 18, 2000 Offering. Excluded from the Section 11 Sub-Class are all persons excluded from the Class.

     4. Notice of the pendency of this Action as a class action and of the proposed Settlement was given to all Class Members who could be identified with reasonable effort. The form and method of notifying the Class of the pendency of the action as a class action and of the terms and conditions of the proposed
Settlement met the requirements of Rule 23 of the Federal Rules of Civil
Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C.
78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995
(the "PSLRA"), due process, and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.(1)

     5. The Settlement is approved as fair, reasonable and adequate, and the parties are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation. The Court finds that the Stipulation is fair, reasonable and adequate as to each of the settling parties, and that the
Stipulation is hereby approved in all respects, and the settling parties are hereby directed to perform its terms.

     6. This Action, which the Court finds was filed by plaintiffs on a good faith basis in accordance with the PSLRA and Rule 11 of the Federal Rules of
Civil Procedure based

--------
1        Should Stuart W. Ray, residing at Creek House, Old Fort Bay, P.O. Box
         N-7776, Nassau, NP, The Bahamas, ultimately file a proof of claim form in response to the Deficiency of Claim Form to be sent to him by the
         Claims Administrator, it shall be deemed timely by this Court. Only if the claim is otherwise insufficient, will the claim be denied.

                                       4

upon all publicly available information, is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against the Defendants.

     7. Members of the Class and their heirs, executors, administrators, successors and assigns, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in any forum by Class Members, or any of them, or the successors or assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Released Parties, which arise out of, or relate in any way, directly or indirectly, to the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved in, set forth in, referred to, or that could have been asserted in this Action, including without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty, arising out of, based upon or related in any way to the purchase or acquisition of Pinnacle securities by any Class Member during the Class Period or in the Pinnacle January 18, 2000 Offering (the "Settled
Claims") against Defendants, their past or present affiliates, subsidiaries, parents, successors and predecessors, shareholders, creditors, partners, principals, officers, directors, agents, employees, insurers, reinsurers, professional advisors, attorneys, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any
Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives,

                                       5

heirs, successors in interest or assigns of the Defendants (the "Released
Parties"). The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

     8. The Defendants and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action except claims relating to the enforcement of the settlement of the Action (the "Settled Defendants' Claims")
against any of the Plaintiffs, Class Members or their attorneys. The Settled
Defendants' Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

     9. The Inter-Defendant Released Parties (as defined below) are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any and all claims, demands, rights, causes of action or liabilities, of every nature and description whatsoever, whether based in law or equity, on federal, state, local, statutory or common law, or any other law, rule or regulation, including both known claims and
Unknown Claims, that have been or could have been asserted, directly, indirectly,

                                       6

representatively, or in any other capacity, in any forum by any other
Inter-Defendant Released Party against any other Inter-Defendant Released Party, which arise out of, or relate in any way, directly or indirectly, to, the allegations, transactions, facts, events, matters, occurrences, acts, representations or omissions involved in, set forth in, referred to, or that could have been asserted in this Securities Action, including without limitation, claims for negligence, gross negligence, breach of duty of care, breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, and breach of fiduciary duty (the "Inter-Defendant Claims").
"Inter-Defendant Released Parties" means any of the Defendants, their affiliates, representatives, shareholders, creditors, partners, principals, officers, directors, employees, professional advisors, attorneys, agents, successors in interest, including but not limited to a trustee appointed in a chapter 7 or 11 proceeding. "Inter-Defendant Claims" does not include and shall not include claims (1) by and between the Officer and Director Defendants and
Pinnacle concerning any SEC investigation, claims unrelated to this Securities
Action, and defense costs relating to this Securities Action; and (2) by
Pinnacle or the Officer and Director Defendants against Genesis. The
Inter-Defendant Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

     10. To the full extent provided by Section 21D(f)(7) of the Securities
Exchange Act of 1934, 15 U.S.C. 78u-4(f)(7), and the common law of the U.S.
Court of Appeals for the Eleventh Circuit, the Court hereby bars all claims including, but not limited to, claims for contribution, or equitable indemnification against any party or third person, including but not limited to, any trustee subsequently appointed in a Chapter 7 or 11 bankruptcy proceeding, related, directly or indirectly, to the facts of this Action. However, this bar shall not include

                                       7

claims (1) by and between the Officer and Director Defendants and Pinnacle concerning any SEC investigation, claims unrelated to this Securities Action, and defense costs relating to this Securities Action; and (2) by Pinnacle or the
Officer and Director Defendants against Genesis.

     11. Neither this Order and Final Judgment, the Stipulation, nor any of its
terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

          (a) offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

          (b) offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any
Defendant, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

          (c) offered or received against the Defendants as evidence of a presumption, concession or admission that the Class may be certified;

          (d) offered or received against the Defendants or against the
Plaintiffs or the Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any

                                       8

of the parties to the Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of the Stipulation;

          (e) construed against the Defendants or the Plaintiffs and the Class as an admission, evidence, or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; or

          (f) construed as or received in evidence as an admission, concession or presumption against Plaintiffs or the Class or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Gross Settlement Fund.

     12. Any Defendant(s) may file the Stipulation and/or the Order and Final
Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

     13. The Plan of Allocation is approved as fair and reasonable, and
Plaintiffs' Counsel and the Claims Administrator are directed to administer the
Stipulation in accordance with its terms and provisions.

     14. The Court finds that all parties and their counsel have complied with each requirement of Rule 11 of the Federal Rules of Civil Procedure as to all
proceedings herein.

     15. All funds held by the Escrow Agent(s) shall be deemed and considered to be in the custody of the Court, and shall remain subject to the jurisdiction of the Court, until

                                       9

such time as such funds shall be distributed or returned pursuant to the
Stipulation and/or further order of the Court.

     16. Exclusive jurisdiction is hereby retained over the parties and the
Class Members for all matters relating to this Action, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.

     17. Plaintiffs' counsel are hereby awarded $2,750,000, in fees, plus interest accruing at the same rate as that earned by the Class on the Gross
Settlement Fund from the date of funding through the date of payment. The Court finds the $2,750,000 fee to be fair and reasonable pursuant to this Court's review and application of the factors enumerated by the Eleventh Circuit Court of Appeals in Camden I Condominium Association Inc. v. Dunkle, 946 F.2d 768
(11th Cir. 1991). The award of attorneys' fees shall be paid out of the Gross
Settlement Fund in accordance with the Stipulation. The award of attorneys' fees shall be allocated among Plaintiffs' Counsel in a fashion which, in the opinion of Plaintiffs' Co-Lead Counsel, fairly compensates each Plaintiffs' counsel for their respective contributions to the prosecution of this action. Defendants shall have no responsibility for such allocation, and shall have no liability to any Plaintiffs' counsel or any other person in connection with the allocation of attorneys' fees or costs.

     18. The Court finds that the retention of Lowenstein Sandler, PC was warranted and necessary to ensure that the $4.1 million payments from Pinnacle and the Director Defendants, respectively, would be approved by the United
States Bankruptcy Court for the Southern District of New York, In re Pinnacle
Towers III Inc., et al., Case Nos. 02-12477 and

                                       10

02-12482 through 02-12484 Jointly Administered (the "Bankruptcy Court"), and
that the Co-Lead Counsel is authorized in their discretion to pay this firm out of the award of Attorneys' fees.

     19. The Court finds that the expenses for which Plaintiffs' counsel seeks reimbursement were reasonable and necessary to the prosecution of this action, and thus, Plaintiffs' counsel is awarded $271,542.68 in reimbursement of expenses plus interest on such expenses at the same net rate as is earned by the
Gross Settlement Fund from the date of funding through the date of payment.

     20. The Claims Administrator is directed to finalize the administration of the claims and prepare for distribution of the net settlement funds on or before
March 31, 2003.

     21. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

     22. In the event that the Settlement does not become effective or is terminated in accordance with the terms of the Stipulation, this Judgment shall be rendered null and void to the extent provided by and in accordance with the
Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

                                       11

     23. There is no just reason for delay in the entry of this Order and Final
Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure.

Dated: Tampa, Florida
February 4, 2003

                                            /s/ JAMES D. WHITTEMORE
                                            ------------------------------------
                                            HONORABLE JAMES D. WHITTEMORE
                                            UNITED STATES DISTRICT JUDGE

                                       12